Exhibit 10.26.3

AMENDMENT NUMBER THREE

to the

Master Repurchase Agreement

Dated as of November 21, 2013

between

JEFFERIES FUNDING LLC (f/k/a JEFFERIES MORTGAGE FUNDING, LLC)

and

LOANDEPOT.COM, LLC

This AMENDMENT NUMBER THREE (this “Amendment”) is made as of this 17th day of September, 2015, by and between Jefferies Funding LLC (f/k/a Jefferies Mortgage Funding, LLC) (“Buyer”) and loanDepot.com, LLC (“Seller”) to the Master Repurchase Agreement, dated as of November 21, 2013, as amended, supplemented or otherwise modified from time to time (the “Agreement”), between Buyer and Seller.

WHEREAS, Buyer and Seller have agreed, subject to the terms and conditions of this Amendment, that the Agreement be amended to reflect, among other things, the addition of certain new types of Mortgage Loans to the facility.

WHEREAS, as of the date of this Amendment, Seller represents to Buyer that it is in compliance with all of the representations and warranties and all of the affirmative and negative covenants set forth in the Agreement and is not in default under the Agreement.

NOW THEREFORE, the Buyer and Seller hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Agreement is hereby amended as follows:

Section 1. Amendments. Effective as of September 17, 2015 (the “Effective Date”), the Agreement is hereby amended as follows:

(a) Section 2 of the Agreement, as amended by Annex I, Section 4 of the Agreement, is hereby amended by adding the following new terms and related definitions in appropriate alphabetical order:

“First Lien Mortgage Loan” shall mean a Mortgage Loan that is secured by the Lien on the Mortgaged Property and is subject to no other prior Liens on such Mortgaged Property securing financing obtained by the related Mortgagor.

“Second Lien Mortgage Loan” shall mean a Mortgage Loan that is secured by the Lien on the Mortgaged Property and is subject only to one prior Lien on such Mortgaged Property securing financing obtained by the related Mortgagor.

“Scratch & Dent Mortgage Loan” shall mean First Lien Mortgage Loan that does not contain all of the Mortgage Loan Documents required pursuant to Schedule 2 or with respect to which certain of the Mortgage Loan Documents contain errors, but which is not a Defective Mortgage Loan or a Wet Loan.

“Takeout Commitment” shall mean a fully assignable commitment of Seller to (a) sell one or more identified Mortgage Loans to a Takeout Investor, and, the corresponding Takeout Investor’s commitment back to Seller to effectuate the foregoing.

“Takeout Confirmation” shall mean the trade confirmation from the Takeout Investor to Seller that has been fully executed, is enforceable and is in full force and effect and confirms the details of a Takeout Commitment with respect to a Mortgage Loan.

“Takeout Investor” shall mean (i) an Agency or (ii) other institution which has made a Takeout Commitment and has been approved by Buyer.

“Takeout Price” shall mean, with respect to a Purchased Asset, the purchase price to be paid for such Asset by the Takeout Investor pursuant to the related Takeout Commitment.

(b) Section 2 of the Agreement, as amended by Annex I, Section 4 of the Agreement, is hereby amended by deleting the definitions for each of the following terms in their respective entirety: “Custodial Agreement”, “Custodian”, “Disbursement Agent”, Eligible Mortgage Loan”, “Mortgage”, “Mortgage Loan”, “Pricing Side Letter”, “Program Documents”, “Required Documents”, “Termination Date”, and “Wet Loan” and replacing them with the following new definitions (modified text underlined for review purposes):

“Custodial Agreement” shall mean (i) that certain Second Amended and Restated Custodial and Disbursement Agreement, dated as of March 20, 2014 among Seller, Buyer, and Deutsche Bank National Trust Company as Custodian and Disbursement Agent, and (ii) if applicable with respect to Second Lien Mortgage Loans, a Custodial and Disbursement Agreement among Seller, Buyer and Wells Fargo Bank, N.A. as Custodian, as each may be modified and supplemented and in effect from time to time.

“Custodian” shall mean (i) Deutsche Bank National Trust Company, (ii) if applicable with respect to Second Lien Mortgage Loans, Wells Fargo Bank, N.A., and (iii) such other custodian as may be acceptable to Buyer in its sole discretion, and their permitted successors and assigns.

“Disbursement Agent” shall mean (i) Deutsche Bank National Trust Company, (ii) if applicable with respect to Second Lien Mortgage Loans, Wells Fargo Bank, N.A., and (iii) such other disbursement agent as may be acceptable to Buyer in its sole discretion, and their permitted successors and assigns.

“Eligible Mortgage Loan” shall mean a First Lien Mortgage Loan or Second Lien Mortgage Loan that satisfies each of the loan-level representations and warranties set forth on Schedule 1 hereto, and is otherwise deemed by Buyer in its sole discretion to be eligible for purchase hereunder. No Mortgage Loan shall be an Eligible Mortgage Loan (i) if the Purchase Price of such Mortgage Loan, when added to the aggregate outstanding Purchase Price of all Purchased Mortgage Loans that are then subject to Transactions, exceeds the Maximum Aggregate Purchase Price, (ii) if such Mortgage Loan is a Defective Mortgage Loan, (iii) if, as of the related Purchase Date such Mortgage Loan is more than thirty (30) days aged since origination, (iv) if such Mortgage Loan is subject to a Transaction for seventy-five (75) or more days (whether or not consecutive), (v) if such

Mortgage Loan is a Wet Loan, it has remained a Wet Loan for more than five (5) Business Days after the related Purchase Date, (vi) if such Mortgage Loan is a Second Lien Mortgage Loan and is not subject to a Takeout Commitment or as to which no Trade Confirmation has been delivered to Buyer, (vii) if such Mortgage Loan is a Second Lien Mortgage Loan, if the Purchase Price of such Mortgage Loan, when added to the aggregate outstanding Purchase Price of all Purchased Mortgage Loans that are Second Lien Mortgage Loans and are then subject to Transactions exceeds $10,000,000, or (viii) if such Mortgage Loan is a Scratch & Dent Mortgage Loan, if the Purchase Price of such Mortgage Loan, when added to the aggregate outstanding Purchase Price of all Purchased Mortgage Loans that are Scratch & Dent Mortgage Loans and are then subject to Transactions exceeds $5,000,000. Buyer shall have the right to mark the Market Value of any Mortgage Loan to zero if such Mortgage Loan does not satisfy the foregoing criteria or Buyer otherwise deems such Mortgage Loan to be ineligible, unless Buyer and Seller otherwise agree.

“Eligible Property” shall mean a Mortgaged Property that satisfies the requirements of subsection (g) of Schedule 1 to this Agreement or such other property type acceptable to Buyer in its sole discretion.

“Mortgage” shall mean with respect to a Mortgage Loan, the mortgage, deed of trust or other instrument, which creates a first or second Lien on the fee simple estate in such real property which secures the Note.

“Mortgage Loan” shall mean a GNMA Mortgage Loan, FNMA Mortgage Loan, FHLMC Mortgage Loan, Wet Loan or any mortgage loan that is secured by an Eligible Property, which Custodian has been instructed to hold for Buyer pursuant to the Custodial Agreement, and which Mortgage Loan includes, without limitation, (i) a Note, the related Mortgage and all other related loan documents, (ii) all right, title and interest of Seller in and to the Mortgaged Property covered by such Mortgage and (iii) the related Servicing Rights.

“Pricing Side Letter” shall mean that certain Amended and Restated Pricing Side Letter, dated as of September 17, 2015, by and between Buyer and Seller, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Program Documents” shall mean this Agreement and all Annexes, schedules and addendums, each Custodial Agreement, the Pricing Side Letter, the Electronic Tracking Agreement, any Instruction Letter, each Takeout Confirmation, the Purchase Agreement Program Documents, any servicing agreement and any other agreement entered into by Seller, on the one hand, and Buyer and/or any of its affiliates or subsidiaries (or custodian on its behalf) on the other, in connection herewith or therewith and designated as a Program Document.

“Purchase Price” shall mean the price at which a Purchased Mortgage Loan is transferred by Seller to Buyer in a Transaction, which shall be calculated as set forth in the Pricing Side Letter.

“Required Documents”: Those documents required pursuant to the applicable Custodial Agreement to be included in the Mortgage File related to each Mortgage Loan.

“Termination Date” shall mean the earlier to occur of (i) the date on which this Agreement shall terminate in accordance with the provisions hereof or by operation of law or (ii) the Expiration Date.

“Wet Loan” shall mean a wet-funded First Lien Mortgage Loan or Second Lien Mortgage Loan which does not contain all of the Required Documents and which shall have the following additional characteristics:

(i) the proceeds thereof have been funded by the Seller prior to the Purchase Date thereof;

(ii) the proceeds thereof have not been returned to the Seller by the escrow or closing agent for such Wet Loan;

(iii) upon recordation, such Mortgage Loan will constitute a first or second Lien, as applicable on the premises described therein; and

(iv) upon delivery of all of the documents specified in Section 2(a) of the Custodial Agreement, such Wet Loan will become either a FHLMC Mortgage Loan, a FNMA Mortgage Loan or a GNMA Mortgage Loan.

(c) Schedule 1 to Annex 1 of the Agreement is hereby amended by deleting Subsections (l), (p), (z) and (ll) in their respective entirety and replacing them with the following new Subsections (modified text underlined for review purposes):

(l) Valid Assignment; Valid Lien. Each Assignment of Mortgage from the Seller constitutes a legal, valid and binding assignment from the Seller. Each related Mortgage is freely assignable without the consent of the related Mortgagor. The Mortgage is a valid, subsisting, enforceable and perfected first or second Lien and first or second priority security interest with respect to each Mortgage Loan which is indicated by Seller to be a first or second Lien (as reflected on the Mortgage Loan Schedule) on the real property included in the Mortgaged Property, including all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the. The Lien of the Mortgage is subject only to:

(1) the lien of current real property taxes and assessments not yet due and payable;

(2) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in the lender’s title insurance policy delivered to the originator of the Mortgage Loan and (a) referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan or (b) which do not adversely affect the appraised value of the related Mortgaged Property set forth in such appraisal; and

(3) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.

Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting and enforceable first or second Lien and first or second priority security interest with respect to each Mortgage Loan which is indicated by Seller to be a first or second Lien (as reflected on the Mortgage Loan Schedule), on the property described therein and Seller has full right to pledge and assign the same to Buyer. The Mortgaged Property was not, as of the date of origination of the Mortgage Loan, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of the Mortgage.

(p) Custodian. With respect to each Mortgage Loan, the Custodian is in possession of each Required Document for such Mortgage Loan, other than documents that are released pursuant to the terms of the Custodial Agreement and other than such documents that are missing from the Mortgage File with respect to Scratch & Dent Mortgage Loans. With respect to each Mortgage Loan Document that has been released from the possession of the Custodian under the terms of the Custodial Agreement to Seller or its bailee, such Mortgage Loan Document shall be returned to the Custodian within ten (10) calendar days (or if such tenth (10th) day is not a Business Day, the next succeeding Business Day) of release thereof. With respect to each Mortgage Loan Document that has been released from the possession of the Custodian under the terms of the Custodial Agreement under any transmittal letter such Mortgage Loan Document shall be returned to the Custodian within the time period stated in such transmittal letter. With respect to each Mortgage Loan Document that has been released from the possession of the Custodian under the terms of the Custodial Agreement under an attorney bailee letter, such Mortgage Loan Document shall be returned to the Custodian from and after the date such attorney’s bailee letter is terminated or ceases to be in full force and effect.

(z) No Defaults. There is no default, breach, violation or event of acceleration existing under the Mortgage or the Note and no event has occurred which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and neither Seller nor its predecessors have waived any default, breach, violation or event of acceleration. With respect to each Mortgage Loan which is indicated by Seller to be a Second Lien Mortgage Loan (as reflected on the Mortgage Loan Schedule) (i) the first Lien is in full force and effect, (ii) there is no default, breach, violation or event of acceleration existing under such first Lien mortgage or the related mortgage note, (iii) no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration thereunder, and either (A) the first Lien mortgage contains a provision which allows or (B) applicable law requires, the Mortgagee under the Second Lien Mortgage Loan to receive notice of, and affords such Mortgagee an opportunity to cure any default by payment in full or otherwise under the first lien mortgage.

(ll) Delivery of Mortgage Documents. Except with respect to Scratch & Dent Mortgage Loans, the Note, the Mortgage, the Assignment of Mortgage (other than for a MERS Mortgage Loan), the policy of title insurance or a title commitment related to a policy of title insurance, and any other documents required to be delivered under the Custodial Agreement for each Mortgage Loan have been delivered to the Custodian. Seller or its agent is in possession of a complete, true and materially accurate Mortgage File in compliance with the Custodial Agreement, except for such Mortgage Loan Documents the originals of which have been delivered to the Custodian, and except for such Mortgage Loan Documents that are missing from the Mortgage File with respect to Scratch & Dent Mortgage Loans.

(d) Annex II to the Agreement is hereby deleted in its entirety and replaced with the Annex II attached to this Amendment as Annex I:

Section 2. Fees and Expenses. The Seller agrees to pay to Buyer all fees and out of pocket expenses incurred by Buyer in connection with this Amendment, including all reasonable fees and out of pocket costs and expenses of the legal counsel Buyer incurred in connection with this Amendment, in accordance with Paragraph 23(b) of the Agreement.

Section 3. Defined Terms. Any terms capitalized but not otherwise defined herein should have the respective meanings set forth in the Agreement.

Section 4. Limited Effect. Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms. Reference to this Amendment need not be made in the Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby.

Section 5. Representations. In order to induce Buyer to execute and deliver this Amendment, Seller hereby represents to Buyer that as of the date hereof, (i) Seller is in full compliance with all of the terms and conditions of the Program Documents and remains bound by the terms thereof, and (ii) no default or Default or Event of Default has occurred and is continuing under the Program Documents.

Section 6. Governing Law. This Amendment shall be construed in accordance with the laws of the State of New York without regard to any conflicts of law provisions (except for Section 5- 1401 of the New York General Obligations Law) and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the laws of the State of New York, except to the extent preempted by federal law.

Section 7. Counterparts. For the purpose of facilitating the execution of this Amendment, and for other purposes, this Amendment may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. The parties intend that faxed signatures and electronically imaged signatures such as .pdf files shall constitute original signatures and are binding on all parties. The original documents shall be promptly delivered, if requested.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Buyer and Seller have caused this Amendment to be executed and delivered by their duly authorized officers as of the Effective Date.

JEFFERIES FUNDING LLC (f/k/a JEFFERIES		LOANDEPOT.COM, LLC,
MORTGAGE FUNDING, LLC),		as Seller
as Buyer

By:	/s/ Michael Pillari	By:	/s/ Jon Frojen
Name:	Michael Pillari	Name:	Jon Frojen
Title:	MD	Title:	Chief Financial Officer

Amendment Three to Master Repurchase Agreement

ANNEX I

Annex II

Names and Addresses for Communications Between Parties

If to Buyer:

Jefferies Funding LLC

c/o Jefferies LLC

520 Madison Avenue

New York, New York 10022

Attention: Michael Pillari

Telephone: 203-363-8237

With a copy to:

Jefferies Funding LLC

c/o Jefferies LLC

520 Madison Avenue

New York, New York 10022

Attention: General Counsel

Facsimile: (646) 786-5691

If to Seller:

loanDepot.com, LLC

26642 Towne Centre Drive

Foothill Ranch, California 92610

Attention: John Lee, Chief Financial Officer

Email: jlee@loandepot.com

Amendment Three to Master Repurchase Agreement